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	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549
	FORM 8-K
	CURRENT REPORT
	PURSUANT TO SECTION 13 OR 15(d) OF THE
	SECURITIES EXCHANGE ACT OF 1934
	Date of Report (Date of Earliest Event Reported):  July 27, 1995
	FREQUENCY ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)
	Delaware        0-8061  11-1986657
(State or other jurisdiction    (Commission     (I.R.S. Employer of
incorporation)       File Number)    Identification No.)
	55 Charles Lindbergh Blvd., Mitchel Field, NY   11553
	(Address of principal executive offices)        (Zip Code)
	(516) 794-4500
	(Registrant's telephone number, including area code)
	None
	(Former name, former address and former fiscal year, if changed since last report)
	Page 1 of 4 pages
ITEM 5.  OTHER EVENTS.
On July 27, 1995 registrant was served with a summons and complaint
 (the "Complaint") by way
of a qui tam action instituted by a former employee of registrant in the
 United States District Court for the Eastern District of New York,
Case Number CV-93-4750, entitled UNITED STATES OF AMERICA, ex rel. HOWARD B. GELDART, Plaintiff-Relator, vs. FREQUENCY ELECTRONICS, INC.,
 MARKUS HECHLER, HARRY NEWMAN, MARVIN NORWORTH, and STEVEN CALCEGLIA,
 Defendants (the
"Action").  A qui tam action is one in which an individual may, under certain circumstances, sue one or more third persons in behalf of the
United States Government (the "Government") for damages and other relief.
  The Action was instituted pursuant to the provisions of the
United States False Claims Act (the "Act").  Under the provisions of the Act the Government is permitted to assume the prosecution of the
Action and has exercised this prerogative in this matter.  The defendants are registrant and four individuals (collectively the "Defendants"), each of which individuals were employees of registrant during the period of time in which the events complained of in the Complaint
occurred and two of which individuals, Messrs.
Hechler and Newman, were also officers of registrant during such period of time.
The Complaint contains a series of allegations, the substance of which is as follows:
1.		Registrant is alleged to have been party to (1) an ongoing multiple-year procurement program for  Advance Medium Range Air to Air Missiles ("AMRAAMS")
 in which
registrant, as the sole source, supplied sophisticated oscillator equipment
 (the "Oscillator Equipment") to two prime
Government contractors and (2) an ongoing program for the replacement of cesium standard parts (the "Cesium
Parts") supplied to departments and agencies of the Government.
2.		Defendants, with respect to the abovementioned goods and services alleged to have
been provided to the Government by registrant, are alleged to have (1) caused to be presented to the Government false and
fraudulent claims grossly overstating registrants's labor and material costs
 thereof,   (2)  caused to be made or used a false
record or statement to get a false and fraudulent claim for the price thereof to be paid or approved by the Government, and (3)
conspired to defraud the Government by getting false and fraudulent claims therefor allowed or paid.
3.		Defendants' asserted wrongdoing is alleged to have caused the Government to
sustain damages in an amount in excess of $10 million with respect to the
 Oscillator Equipment
and in an amount in excess of $5 million with respect to the Cesium Parts.
4.		The Government is alleged to be entitled to recover from the Defendants
  (1) treble
the amount of damages sustained by it as aforesaid,  (2) not less than $5,000 nor more than $10,000 for each separate alleged
act of wrongdoing or conspiracy,  (3) the costs of bringing the Action,  and
 (4) with, or alternatively to, plaintiff Geldart,
reasonable expenses, including attorneys' fees and costs, incurred in the prosecution of the Action.
Registrant denies the truth, accuracy and bona fides of plaintiff Geldart's inculpatory allegations
made against it in the Complaint and, has determined vigorously to defend the Action.  No opinion can be given as to the outcome of the
Action or of any such other claims or assertions therein by registrant.
  Registrant has not yet responded to the Complaint or commenced discovery or motion proceedings.
Commencing in late December 1993, registrant was served at various times with a series of federal
Grand Jury subpoenas. Registrant has never been advised by the U.S.
 Attorney's office as to the theory of the Grand Jury investigation.  In that the subpoenas called for the production of various finance, accounting and other documents relating to AMRAAMS, registrant supposes that the investigation relates to finance and/or pricing matters with respect to its AMRAAM subcontract work for the US Department of
Defense. Registrant considers the investigation to be wholly unjustified.
 However, the events following the commencement of the service of these subpoenas including commencement of the Action, make it appear that the subject matter of the Grand Jury Investigation and the Action may be related.  Registrant regards its exposure to charges or claims of violations of U.S. Government laws and regulations as extremely serious and recognizes that such charges or claims could have a
material adverse effect on it.  In the event of an indictment and conviction of registrant in this matter, the Government could seek fines, penalties, forfeitures, restitution, treble damages and other conditional relief.  Upon indictment alone, registrant would also be subject to the suspension and debarment regulations of the Department of Defense.
 To date, no criminal charges have been made against registrant regarding the supposed subject matter of this Grand Jury investigation.
		SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly
caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FREQUENCY ELECTRONICS, INC.
By  /s/ Dawn Rhodes Johnston
	DAWN RHODES JOHNSTON, Vice
President

Dated:  August 24, 1995

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